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EXHIBIT 99.4

CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS

        I hereby consent to the reference to me, James E. Rogers, included in or made a part of the Registration Statement on Form S-4 of Duke Energy Holding Corp., and any amendments thereto.

/s/ JAMES E. ROGERS
Name: James E. Rogers

Date: June 30, 2005

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  EXHIBIT 99.4
CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS